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                                                                  Exhibit 10.16

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             WEST 52ND STREET, INC.,

                            CH-AM ACQUISITION, INC.,

                            ANGELO AND MAXIE'S, INC.

                      McCORMICK & SCHMICK ACQUISITION CORP.

                                       AND

                      McCORMICK & SCHMICK RESTAURANT CORP.


                          DATED AS OF OCTOBER 31, 2003

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                                TABLE OF CONTENTS

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ARTICLE I         PURCHASE AND SALE OF ASSETS..................................1

   1.1   Sale..................................................................1
         1.1.1    Included Assets..............................................2
         1.1.2    Excluded Assets..............................................2
   1.2   Purchase..............................................................3
   1.3   The Purchase Price....................................................4
         1.3.1    Purchase Price...............................................4
         1.3.2    Payment at Closing...........................................4
         1.3.3    Net Working Capital Adjustment...............................4
         1.3.4    Allocation of Purchase Price.................................5
   1.4   Liabilities...........................................................6
         1.4.1    Assumption of Liabilities....................................6
         1.4.2    Excluded Liabilities.........................................6
   1.5   Prorations............................................................6
   1.6   Assignment of Rights and Obligations..................................7

ARTICLE II        CLOSING ITEMS TO BE DELIVERED AND THIRD PARTY CONSENTS.......7

   2.1   Closing...............................................................7
   2.2   Items to be Delivered at Closing......................................7
   2.3   Third Party Consents..................................................9

ARTICLE III       REPRESENTATIONS AND WARRANTIES..............................10

   3.1   Representations and Warranties of Sellers and A&M....................10
         3.1.1    Organization and Qualification..............................10
         3.1.2    Certificate of Incorporation and By-Laws....................10
         3.1.3    Authority Relative to This Agreement........................10
         3.1.4    No Conflict; Required Filings and Consents..................11
         3.1.5    Financial Statements........................................12
         3.1.6    Absence of Certain Changes Or Events........................12
         3.1.7    Absence of Litigation.......................................12
         3.1.8    Proxy Statement.............................................12
         3.1.9    Vote Required...............................................12
         3.1.10   Title to Properties.........................................13
         3.1.11   Ownership of Tangible Assets................................13
         3.1.12   Contracts...................................................13
         3.1.13   Real Property...............................................13
         3.1.14   Employee and Labor Matters; Benefit Plans...................14
         3.1.15   Tax Matters.................................................14
         3.1.16   Brokers.....................................................14
         3.1.17   Insolvency..................................................15
         3.1.18   Compliance with Applicable Laws.............................15

                                        i
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                               TABLE OF CONTENTS
                                   (continued)

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         3.1.19   Compliance with Environmental Law...........................15
   3.2   Representations and Warranties of Purchaser and Parent...............15
         3.2.1O   rganization and Qualification...............................15
         3.2.2    Authority Relative to This Agreement........................15
         3.2.3    No Conflict, Required Filings and Consents..................16
         3.2.4    Proxy Statement.............................................16
         3.2.5    Funds Available.............................................17
         3.2.6    Brokers.....................................................17

ARTICLE IV        AGREEMENTS PENDING CLOSING..................................17

   4.1   Agreements of Sellers and A&M Pending the Closing....................17
         4.1.1    Business in the Ordinary Course.............................17
         4.1.2    Existing Condition..........................................18
         4.1.3    Update Schedules............................................18
         4.1.4    Proxy Statement.............................................18
         4.1.5    Stockholder Approval........................................18
         4.1.6    Commercially Reasonable Efforts.............................19
         4.1.7    Access to Information.......................................19
    4.2  Agreements of Purchaser and Parent Pending the Closing...............20
         4.2.1    Commercially Reasonable Efforts.............................20
         4.2.2    Proxy Statement.............................................20
    4.3  Confidentiality......................................................20
    4.4  Nonsolicitation......................................................21

ARTICLE V         CONDITIONS PRECEDENT TO THE CLOSING.........................21

   5.1   Conditions Precedent to Purchaser's and Parent's Obligations.........21
         5.1.1    Representations and Warranties True as of the Closing Date..21
         5.1.2    Compliance with this Agreement..............................21
         5.1.3    No Injunctions or Restraints................................22
         5.1.4    Consents and Approvals......................................22
         5.1.5    Material Adverse Change.....................................22
         5.1.6    Certificates of Tax Authorities.............................22
   5.2   Conditions Precedent to the Obligations of Sellers and A&M...........22
         5.2.1    Representations and Warranties True as of the Closing Date..22
         5.2.2    Compliance with this Agreement..............................23
         5.2.3    No Injunctions or Restraints................................23
         5.2.4    Consents and Approvals......................................23
         5.2.5    Stockholder Approval........................................23

ARTICLE VI        INDEMNIFICATION.............................................23

   6.1   Survival of Representations, Warranties and Obligations..............23
   6.2   Indemnification by Sellers and A&M...................................24
   6.3   Indemnification by Purchaser and Parent..............................24

                                       ii
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                               TABLE OF CONTENTS
                                   (continued)

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   6.4   Indemnification Procedures...........................................25
   6.5   Reduction of Losses..................................................26
   6.6   Subrogation..........................................................26
   6.7   Limits on Indemnification............................................27
   6.8   Exclusive Remedy.....................................................27
   6.9   No Consequential Damages.............................................27
   6.10  A&M Dissolution Claims...............................................27

ARTICLE VII       ADDITIONAL AGREEMENTS.......................................27

   7.1   Employee Matters.....................................................27
   7.2   Maintenance of Books and Records.....................................29
   7.3   Payments Received....................................................29
   7.4   Reimbursement for Gift Certificates Payable..........................30
   7.5   Publicity............................................................30
   7.6   Casualty.............................................................30
   7.7   Management Agreements................................................31

ARTICLE VIII      MISCELLANEOUS...............................................31

   8.1   Termination..........................................................31
   8.2   Effect of Termination and Abandonment................................32
   8.3   Payment of Certain Fees Upon Termination.............................32
   8.4   Bulk Sales Law.......................................................32
   8.5   Sales, Transfer and Documentary Taxes, etc...........................32
   8.6   Expenses; Brokers....................................................32
   8.7   Contents of Agreement; Amendments....................................33
   8.8   Assignment and Binding Effect........................................33
   8.9   Waiver...............................................................33
   8.10  Notices..............................................................33
   8.11  Governing Law........................................................34
   8.12  No Benefit to Others.................................................34
   8.13  Headings, Gender and "Person"........................................34
   8.14  Schedules and Exhibits...............................................34
   8.15  Severability.........................................................35
   8.16  Counterparts; Facsimile Signatures...................................35
   8.17  A&M Guarantee........................................................35
   8.18  Parent Guarantee.....................................................35
   8.19  No Strict Construction...............................................35
   8.20  Jurisdiction and Service of Process..................................36
   8.21  Trial................................................................36
   8.22  Knowledge............................................................36

                                       iii

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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AND SALE AGREEMENT (the "AGREEMENT"), is made and entered into as of this 31st day of October, 2003, by and among West 52nd Street, Inc., a Delaware corporation ("WEST 52ND"), CH-AM Acquisition, Inc., a Delaware corporation, formerly known as Chart House Acquisition, Inc. ("CH-AM ACQUISITION" and, together with West 52nd, the "SELLERS"), Angelo and Maxie's, Inc., a Delaware corporation ("A&M"), McCormick & Schmick Acquisition Corp., a Delaware corporation ("PARENT"), and McCormick & Schmick Restaurant Corp., a Delaware corporation ("PURCHASER").

                              W I T N E S S E T H:

     WHEREAS, Sellers have been and are engaged in the business of operating three Angelo & Maxie's restaurants, located at the locations listed on EXHIBIT A attached hereto (such restaurants being referred to herein as the "RESTAURANTS," such business being referred to herein as the "BUSINESS" and such locations being referred to herein as the "PREMISES");

     WHEREAS, A&M owns, directly or indirectly, all of the outstanding capital stock of Sellers and will receive substantial benefit as a result of the performance by Purchaser and Parent of their obligations under this Agreement;

     WHEREAS, Purchaser desires to acquire and assume from Sellers, and Sellers desire to sell and assign to Purchaser, certain assets and liabilities of the Business, all upon and subject to the terms and conditions hereinafter set forth;

     WHEREAS, Parent owns all of the outstanding capital stock of Purchaser and will receive substantial benefit as a result of the performance by Sellers and A&M of their obligations under this Agreement; and

     WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Annex I.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

     1.1 SALE. At the Closing (as hereinafter defined) hereunder, and except as otherwise specifically provided in this Section 1.1, Sellers shall grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Sellers in and to all of the assets, properties and rights set forth in Section 1.1.1 (which assets, properties and rights are herein sometimes called the "ASSETS"), in all cases free and clear of all Liens (as hereinafter defined) of any nature whatsoever other than Permitted Liens (as hereinafter defined).

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          1.1.1  INCLUDED ASSETS. The Assets shall consist of all of the assets, rights and properties of Sellers used in the conduct of, or generated by, or constituting, the Business, except as otherwise expressly set forth in Section
1.1.2 hereof, including, but not limited to, the following assets, rights and properties of Sellers:

          (a) all appliances, trade fixtures, kitchen equipment, office equipment and other equipment, tools, spare parts, signage, decor items and artwork, furniture, furnishings, leasehold improvements, dinnerware, glassware, flatware, linens and other tangible personal property located at the Restaurants;

          (b) all prepaid expenses and similar items described on SCHEDULE 1.1.1(b);

          (c) all food, beverages and tobacco products, whether opened or unopened, all other raw materials and ingredients, packing materials and all other inventories (together, the "INVENTORY") and all office and other supplies used in connection with the operation, maintenance or repair of, and located at, the Restaurants;

          (d) all rights of Sellers under any written or oral contract, agreement, lease (including each lease in respect of the Premises (the "LEASES")), instrument, license agreement or other agreement (the "CONTRACTS") relating to the Business and listed on SCHEDULE 1.1.1(d) (all such Contracts being the "ASSIGNED CONTRACTS");

          (e) All transferable governmental licenses, registrations, authorizations, certificates of occupancy or other permits or approvals of any nature of Sellers or any of their respective Subsidiaries relating to the Business ("PERMITS");

          (f) all computer hardware, software (including documentation and related object and source codes), software licenses and peripherals of Sellers relating to the Business and listed on SCHEDULE 1.1.1(f) hereto;

          (g) all rights or choses in action, including, without limitation, all rights under express or implied warranties relating to the Assets and all architectural plans and specifications related to the Restaurants;

          (h) all telephone numbers and telephone listings of Sellers for the Restaurants;

          (i) all cash on hand in the Restaurants on the Closing Date (as hereinafter defined); and

          (j)    all goodwill of the Business.

          1.1.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the Assets shall not include any of the following (the "EXCLUDED ASSETS"):

          (a) the certificate of incorporation, minute books, tax returns, books of account or other records having to do with the organization of Sellers or A&M;

                                        2
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          (b)    the rights which accrue or will accrue to Sellers or A&M under this Agreement;

          (c)    any bank accounts or lock boxes of Sellers or A&M;

          (d) any cash or cash equivalents (including marketable securities and short-term investments) and other securities held by Sellers or A&M (other than cash on hand in the Restaurants on the Closing Date);

          (e) all accounts, notes, credit card receivables, other receivables and unbilled costs and fees;

          (f)    all insurance policies of Sellers or A&M;

          (g) any assets of A&M, any assets of Sellers related to the Angelo and Maxie's restaurants located at 651 Okeechobee Boulevard, West Palm Beach, Florida or 233 Park Avenue South, New York, New York, and any assets located at, on or in A&M's corporate headquarters at Two North Riverside, Chicago, Illinois;

          (h)    the rights of Sellers under the Contracts, if any, listed on
     SCHEDULE 1.1.2(h) (the "EXCLUDED CONTRACTS");

          (i) except to the extent expressly provided for in the License and Lease Agreement (as hereinafter defined), any right, title or interest in and to the technologies, methods, data bases, trade secrets, know how, manufacturing and other processes, formulae, recipes, process sheets or mixing instructions, or website of Sellers, including any information contained therein, and any uniform resource locators (e-mail addresses) related thereto, in each case, used in the Business, or any Intellectual Property or any other trademark, service mark, trade dress, trade name, copyright or slogan of Sellers, including the name "Angelo and Maxie's" or "Angelo and Maxie's Steakhouse" or any trade names, trademarks, identifying logos or service marks related thereto, and any similar or equivalent rights to the foregoing anywhere in the world;

          (j) any equipment, trade fixtures, signage, decor items and artwork, dinnerware, glassware, flatware, linens and other tangible personal property located at the Restaurants bearing the name "Angelo and Maxie's" or "Angelo and Maxie's Steakhouse" or any trade names, trademarks, identifying logos or service marks related thereto; and

          (k)    the other assets, properties or rights, if any, set forth on
     SCHEDULE 1.1.2(k).

     1.2 PURCHASE. At the Closing hereunder, Purchaser shall purchase the Assets from Sellers upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Sellers and A&M contained herein, in exchange for the Purchase Price (as hereinafter defined). In addition, Purchaser shall assume at the Closing and agree to pay, discharge or perform, as appropriate, certain liabilities and obligations of Sellers as provided in Section 1.4 of this Agreement.

                                        3
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     1.3  The Purchase Price.

          1.3.1 PURCHASE PRICE. The Purchase Price shall be an amount equal to $5,350,000 (subject to adjustment as provided in Sections 1.3.3 and 1.5).

          1.3.2 PAYMENT AT CLOSING. On the Closing Date, Purchaser shall pay to Sellers the Purchase Price by wire transfer to such bank account as shall be designated in writing by Sellers to Purchaser.

          1.3.3  NET WORKING CAPITAL ADJUSTMENT.

          (a) At least two business days prior to the Closing Date, Sellers shall deliver to Purchaser a statement (the "ESTIMATED WORKING CAPITAL STATEMENT") of the estimated Net Working Capital of the Business as of the Closing Date (the "ESTIMATED WORKING CAPITAL"). As used herein, "NET WORKING CAPITAL" shall be equal to (i) the sum of net Inventory (measured at cost on a FIFO basis), in an amount to be not greater than $250,000 and not less than $200,000, and prepaid expenses of the Business, and cash on hand in the Restaurants on the Closing Date, less (ii) the sum of accrued property taxes, and the other agreed upon accrued liabilities of the Business (excluding liabilities arising out of previously issued gift certificates) which are set forth on SCHEDULE 1.3.3 (the "ACCRUED LIABILITIES"). On the Closing Date the Purchase Price payable pursuant to
     Section 1.3.1 hereof shall be increased by the amount of the Estimated Working Capital set forth in the Estimated Working Capital Statement. On the Closing Date, Sellers and Purchaser or its representative shall take a complete physical count of the Inventory of the Business. Within fifteen
     (15) days after the Closing Date, Sellers shall deliver to Purchaser a statement (the "CLOSING WORKING CAPITAL STATEMENT") indicating the actual Net Working Capital as of the Closing Date (the "CLOSING WORKING CAPITAL"). Purchaser and Sellers agree that such Closing Working Capital Statement shall be prepared in accordance with the procedures and principles set forth in SCHEDULE 1.3.3. Purchaser and its representatives shall have the right to review all work papers and procedures used to prepare the Closing Working Capital Statement and shall have the right to perform any other reasonable procedures necessary to verify the accuracy thereof. Each party shall bear its own expenses incurred in connection with the above procedures.

          (b) Unless Purchaser, within fifteen (15) days after delivery to Purchaser of the Closing Working Capital Statement, notifies Sellers in writing that it objects to the Closing Working Capital Statement, and specifies the basis for such objection, such Closing Working Capital Statement shall become final, binding and conclusive upon the parties for purposes of this Agreement. If Purchaser and Sellers are unable to resolve any objections to the Closing Working Capital Statement within ten (10) days after any such notification has been given, any party hereto shall have the option to refer the dispute to Deloitte & Touche (the "INDEPENDENT ACCOUNTING FIRM"). The offices of the Independent Accounting Firm utilized for these purposes shall have no existing relationship with any of Sellers, A&M, Parent or Purchaser. If for any reason the Independent Accounting Firm is unavailable to resolve such dispute between Purchaser and Sellers and if Purchaser and Sellers are also unable to mutually agree upon the designation of another accounting firm within five (5) days after the dispute has been referred to the Independent

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     Accounting Firm pursuant to the preceding sentence, any party hereto may thereafter request that the American Arbitration Association ("AAA") make such designation. The accounting firm so designated will make a determination as to each of the items in dispute, which determination shall be final, conclusive and binding upon each of the parties hereto. Purchaser and Sellers shall cooperate with each other and with each other's authorized representatives in order to resolve any and all matters in dispute under this Section 1.3.3 as soon as practicable, and Purchaser and Sellers shall share equally the fees and expenses of the Independent Accounting Firm and, if applicable, the accounting firm mutually agreed by the parties or otherwise designated by AAA.

          (c) If the value of the Closing Working Capital exceeds the Estimated Working Capital, then the Purchase Price shall be increased dollar for dollar by the amount of such excess. In such event, Purchaser shall remit the amount of such difference to Sellers, with interest at a rate per annum equal to the prime rate announced from time to time by Citibank (the "AGREED RATE") from the Closing Date to the date of payment, within fifteen (15) days after delivery to Purchaser of the Closing Working Capital Statement as provided above, unless Purchaser objects to the Closing Working Capital Statement during the fifteen (15) day period following its delivery. If Purchaser does raise an objection and if resolution of such objection results in a payment due from Purchaser to Sellers, payment of such amount, with interest at the Agreed Rate, from the Closing Date to the date of payment, shall be made to Sellers within five
     (5) days following final resolution of such objection.

          (d) If the value of the Closing Working Capital is lower than the Estimated Working Capital, then the Purchase Price shall be decreased dollar for dollar by the amount of such excess. In such event, Sellers shall within five (5) days after the expiration of the fifteen (15) day period referred to above, or if Purchaser contests the Closing Working Capital Statement, within five (5) days after final resolution of such objection, remit to Purchaser the amount of such excess, together with interest thereon at the Agreed Rate, from the Closing Date to the date of payment.

          (e) Except as otherwise set forth in this Section 1.3.3, any undisputed or resolved amounts under this Section 1.3.3 shall be payable within five (5) days of the date such amount is determined to be undisputed or resolved, with interest at the Agreed Rate, even if other amounts continue to be disputed and unresolved.

          1.3.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price and the liabilities assumed by Purchaser in accordance with Section 1.4 hereof shall be allocated among the Assets acquired hereunder in accordance with the requirements of Section 1060 of the Internal Revenue Code, and in accordance with SCHEDULE 1.3.4 hereto. Sellers and Purchaser hereby covenant and agree not to take a position on any income tax return, before any governmental agency charged with the collection of an income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.3.4 or SCHEDULE
1.3.4. The parties hereto agree to notify each other promptly upon becoming aware of any taxing authority taking a position contrary to the above allocation.

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     1.4  LIABILITIES.

          1.4.1  ASSUMPTION OF LIABILITIES. At the Closing hereunder, subject to
Section 1.4.2 hereof, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, when due and payable and otherwise in accordance with the relevant governing agreements, only the following liabilities and obligations of Sellers (the "ASSUMED LIABILITIES"):

          (a) all Accrued Liabilities of the Business, but only to the extent included in Net Working Capital and to the extent that the same remain unpaid and undischarged on the Closing Date;

          (b) all liabilities and obligations of Sellers in respect of the Assigned Contracts which are listed on SCHEDULE 1.1.1(d); and

          (c)    all liabilities and obligations under the Permits.

          1.4.2 EXCLUDED LIABILITIES. Other than the Assumed Liabilities, Purchaser shall not assume, pay, discharge, perform or in any way be responsible or liable for any liabilities, commitments, expenses or obligations of Sellers, whether fixed or unfixed, known or unknown, asserted or unasserted, including, without limitation, any liability or investigation, corrective or remedial obligation of the Business under the Environmental Laws arising prior to the Closing, including, without limitation, any of the foregoing so arising out of the matters described in Section 3.1.19 of Sellers' Disclosure Schedule (the "EXCLUDED LIABILITIES").

     1.5 PRORATIONS. At least two (2) business days prior to, but calculated as of the Closing Date, all obligations and liabilities listed below relating to the Business and/or Assets will be prorated as of the Closing Date, with Sellers liable to Purchaser therefor to the extent such items relate to any time period up to and including the day prior to the Closing Date, and Purchaser liable to Sellers therefor to the extent such items relate to any time period commencing on or after the Closing Date: personal property, real estate, occupancy and water taxes, if any, on or with respect to the Business and/or Assets; rents, taxes and similar items payable by Sellers under any Assigned Contract; the amount of any license or registration fees with respect to any Permits which are being assigned or transferred hereunder; the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel; and any other items which are normally prorated in connection with similar transactions. Sellers agree to furnish Purchaser with such documents and other records as Purchaser reasonably requests in order for Purchaser to calculate all adjustments and prorations pursuant to this Section 1.5. The amount of such prorations owed by Purchaser or Sellers pursuant to this Section 1.5 shall be paid to Purchaser by Sellers or to Sellers by Purchaser, as the case may be, on the Closing Date and shall be treated as an adjustment to the Purchase Price paid by Purchaser to Sellers on the Closing Date. If current payments with respect to items to be prorated pursuant to this Section 1.5 are not ascertainable on the Closing Date, such payments shall be prorated on the basis of the most recently ascertainable bill therefor and shall be reprorated between Sellers and Purchaser within 30 days after the Closing Date and a cash settlement shall be made promptly thereafter on an item by item basis.

                                        6
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     1.6  ASSIGNMENT OF RIGHTS AND OBLIGATIONS. Upon written notice to Sellers and A&M in accordance with the terms of this Agreement, Purchaser may elect to assign its rights and obligations under this Agreement to acquire the Assets and assume the Assumed Liabilities relating to any particular Restaurant to a subsidiary of Purchaser or of Parent, provided that such notice shall be given by Purchaser on the date hereof and shall set forth the name or names of such assignee(s) and the other pertinent details of such assignment, and provided further that such assignment shall in no way limit or otherwise affect the obligations of Purchaser or Parent under this Agreement, including without limitation any obligation of Parent under Section 8.18 of this Agreement. If Purchaser elects to assign its rights and obligations in accordance with this
Section 1.6, the parties hereto shall execute such documents and take such other actions as shall reasonably be required to effectuate such assignment. Any assignee of Purchaser pursuant to this Section 1.6 shall be deemed to be a Purchaser for all purposes under this Agreement.

                                   ARTICLE II

             CLOSING ITEMS TO BE DELIVERED AND THIRD PARTY CONSENTS

     2.1 CLOSING. The closing (the "CLOSING") of the sale and purchase of the Assets shall take place on or about January 5, 2004, or upon the later satisfaction or waiver of the conditions set forth in Article V of this Agreement, at the offices of Seyfarth Shaw LLP, 55 East Monroe, Suite 4200, Chicago, Illinois, 60603, or on such other date and at such other place as the parties may mutually agree. The date of the Closing is sometimes herein referred to as the "CLOSING DATE."

     2.2 ITEMS TO BE DELIVERED AT CLOSING. At the Closing and subject to the terms and conditions herein contained:

          (a)    Sellers shall deliver to Purchaser the following:

                 (i) a duly executed bill of sale and assignment in the form of EXHIBIT B hereto;

                 (ii) a duly executed counterpart original of an assignment in respect of each of the Leases in the form of EXHIBIT C hereto (the "LEASE ASSIGNMENTS");

                 (iii) a duly executed counterpart original of an undertaking whereby Purchaser assumes and agrees to pay, discharge or perform, as appropriate, the Assumed Liabilities in the form of EXHIBIT D hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT");

                 (iv) a duly executed counterpart original of a License and Lease Agreement in the form of EXHIBIT E hereto (the "LICENSE AND LEASE AGREEMENT");

                 (v) a duly executed certificate of an officer of each Seller dated the Closing Date, certifying that the conditions specified in Sections 5.1.1 and 5.1.2 hereof have been fulfilled;

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                 (vi)   duly executed certificates of the Secretary of each
                        Seller and A&M certifying (A) resolutions of the directors and shareholders of Sellers and A&M approving this Agreement and the transactions contemplated hereby, all of the ancillary agreements, and any other document or instrument delivered in connection herewith (together with an incumbency and signature certificate regarding the officer signing on behalf of Sellers or A&M, as the case may be), and (B) the certificate of incorporation and bylaws of Sellers or A&M, as the case may be;

                 (vii) any and all UCC-3 termination statements or amendments or other documents needed to release or transfer any Liens on, or other security interests in, the Assets, other than the Permitted Liens; and

                 (viii) the consent and estoppel certificates, in a form
                        substantially similar to EXHIBIT F hereto, with such other changes as may be mutually agreed, required of those Landlords listed on SCHEDULE 2.2(a)(VIII) (the "LANDLORDS' CONSENTS") to any assignment contemplated by this Agreement and the Required Consents (as hereinafter defined);

                 (ix) a duly executed guarantee evidencing A&M's obligations under Section 8.17 hereof;

                 (x) a good standing certificate from the Secretary of State of the State of Delaware dated no earlier than 10 days prior to the Closing Date relating to each of A&M and the Sellers;

                 (xi) all of the keys (including, without limitation, all copies thereof), codes, fire and burglar alarm information, including passwords, relating to each of the Premises and any computer hardware or software included in the Assets;

                 (xii) to the extent necessary, such agreements, in a form reasonably acceptable to Sellers and Purchaser, including indemnities, to allow for the continuous uninterrupted service of alcoholic beverages by Parent or Purchaser in each of the Restaurants; and

                 (xiii) written evidence that amounts owing to Sellers' ten largest vendors in respect of the Washington, D.C. Restaurant during the immediately preceding six month period have been paid on a timely basis in accordance with their terms and that no past due amounts are then outstanding.

and simultaneously with such delivery, Sellers shall take all such steps as may be required to put Purchaser in actual possession and operating control of the Assets.

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          (b)    Purchaser shall deliver to Sellers the following:

                 (i) the Purchase Price in accordance with Section 1.3.2 hereof;

                 (ii) a duly executed counterpart original of each of the Lease Assignments;

                 (iii) a duly executed counterpart original of the Assignment and Assumption Agreement;

                 (iv) a duly executed guarantee evidencing Parent's obligations under Section 8.18 hereof;

                 (v) a duly executed counterpart original of the License and Lease Agreement;

                 (vi) a duly executed certificate of an officer of Purchaser dated the Closing Date, certifying that the conditions specified in Sections 5.2.1 and 5.2.2 of this Agreement have been fulfilled; and

                 (vii) a good standing certificate from the Secretary of State of each relevant state of incorporation dated no earlier than 10 days prior to the Closing Date relating to each of Parent and Purchaser;

                 (viii) duly executed certificates of the Secretary of each of
                        Purchaser and Parent certifying (A) resolutions of the directors and shareholders of Purchaser and Parent approving this Agreement and the transactions contemplated hereby, all of the ancillary agreements, and any other document or instrument delivered in connection herewith (together with an incumbency and signature certificate regarding the officer signing on behalf of Purchaser or Parent, as the case may be), and
                        (B) the certificate of incorporation and bylaws of Purchaser or Parent, as the case may be; and

                 (ix) to the extent necessary, such agreements, in a form reasonably acceptable to Sellers and Purchaser, including indemnities, to allow for the continuous uninterrupted service of alcoholic beverages by Parent or Purchaser in each of the Restaurants.

     2.3 THIRD PARTY CONSENTS. To the extent that Sellers' rights under any Assigned Contract or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Sellers, at their expense, shall use their commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not acquire the benefit of all such rights, Sellers and Purchaser will cooperate to implement reasonable arrangements resulting in Purchaser obtaining the benefit of all such rights while protecting Sellers from continuing liabilities or obligations thereunder; provided, however, that this Section 2.3 shall not affect any requirement to deliver the Required Consents or the Landlords' Consents pursuant to Article V.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF SELLERS AND A&M. Except as set forth in the Sellers' Disclosure Schedule to be delivered by A&M and Sellers to Parent and Purchaser on the date hereof (the "SELLERS' DISCLOSURE SCHEDULE"), Sellers and A&M hereby jointly and severally represent and warrant to Purchaser and Parent as follows:

          3.1.1 ORGANIZATION AND QUALIFICATION. A&M and Sellers are corporations duly organized, validly existing and in good standing under the respective laws of the jurisdictions of their incorporation, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined). A&M has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease, and to carry on its business as it is now being conducted, except where the failure to have such power, authority and approvals would not reasonably be expected to have a Material Adverse Effect. Sellers have the requisite corporate power and authority necessary to own, lease and operate the Assets and to carry on the Business as it is now being conducted, and are duly qualified and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary because of the nature of the business conducted by it, except where the failure to have such power and authority or to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.1.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. A&M has heretofore made available to Purchaser a true, complete and correct copy of its Restated Certificate of Incorporation, as amended (the "RESTATED CERTIFICATE OF INCORPORATION") and Amended and Restated By-Laws (the "AMENDED AND RESTATED BY-LAWS"), each as amended to date, and has furnished or made available to Purchaser the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each of Sellers (the "SUBSIDIARY DOCUMENTS"). Such Restated Certificate of Incorporation, Amended and Restated By-Laws and Subsidiary Documents are in full force and effect and have not been further amended.

          3.1.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of A&M and Sellers has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by A&M and Sellers and the consummation by A&M and Sellers of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of A&M and Sellers, and no other corporate proceedings on the part of A&M or Sellers are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement by the holders of a majority of the outstanding shares of A&M's common stock, par value $.01 per share (the "COMMON STOCK") and A&M's preferred stock, par value $1.00 per share (the "PREFERRED STOCK") entitled to vote in accordance with the Delaware General Corporation Law (the "DGCL") and A&M's Restated Certificate of Incorporation and Amended and Restated By-Laws (the "REQUISITE COMPANY VOTE"). The Board of Directors of A&M (the "BOARD") has approved this Agreement and the transactions contemplated hereby and declared the advisability thereof. This Agreement has been duly and validly executed and delivered by A&M and Sellers and, assuming the due authorization, execution and delivery by Parent and Purchaser, as applicable, constitutes a legal, valid and binding obligation of A&M and Sellers, enforceable against each of them in accordance with its terms.

          3.1.4  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by A&M and Sellers does not, and the performance of this Agreement by A&M and Sellers will not, (i) conflict with or violate the Restated Certificate of Incorporation or Amended and Restated By-Laws of A&M or any Subsidiary Document, (ii) conflict with or violate any law, rule, writ, injunction, statute, regulation, order, judgment or decree applicable to A&M or Sellers or by which its or any of their respective properties is bound or affected, or
     (iii) result in a violation or breach or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of payment, termination, cancellation or acceleration, under any of the terms, conditions or provisions of any Assigned Contract, except in the case of
     (ii) and (iii) only, for any requirement to obtain the consent of landlords under the Leases and for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by A&M and Sellers does not, and the performance of this Agreement by A&M and Sellers will not, require any consent, approval, authorization or permit of, or filing with or notification to, any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, domestic or foreign (collectively, the "GOVERNMENTAL AUTHORITIES"), except for (i) (A) applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), (B) filings with or approvals of franchise regulatory authorities, licensing boards or agencies under applicable alcohol and beverage laws and regulations, (C) regulatory filings related to the operation of the Business, (D) the consents listed on SECTION 3.1.4 of Sellers' Disclosure Schedule (the "REQUIRED CONSENTS"), (E) the Landlords' Consents, and (F) filings in connection with any applicable transfer or other taxes in applicable jurisdictions, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the transactions contemplated hereby, (B) otherwise prevent or materially delay A&M or Sellers from performing their obligations under this Agreement, or (C) otherwise reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.1.5  FINANCIAL STATEMENTS.

     SECTION 3.1.5 of the Seller's Disclosure Schedule contains the unaudited income statements of the Restaurants for each of the monthly periods during the fiscal year ended December 30, 2002 and each of the monthly periods during the interim period ended June 30, 2003 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from and are in accordance with the books and records of A&M and fairly present in all material respects the results of operations for the periods indicated.

          3.1.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2003, A&M and Sellers have conducted the Business in the ordinary course and there has not occurred: (i) any events or changes which have resulted in, individually or in the aggregate, a Material Adverse Effect, or (ii) any sale of property of Sellers, except sales in the ordinary course of business of the Business or that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.1.7 ABSENCE OF LITIGATION. Except as set forth on SECTION 3.1.7 of Sellers' Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of A&M or Sellers, threatened against the business or properties of Sellers, including the Business or the Assets, before any Governmental Authority or body, domestic or foreign, nor are there, to A&M's or Sellers' knowledge, any investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting, A&M or Sellers that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither A&M nor Sellers are subject to any outstanding order, writ, injunction or decree of any court or Governmental Authority which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

          3.1.8 PROXY STATEMENT. The proxy statement, information statement or similar materials distributed to A&M's stockholders in connection with the transactions contemplated hereby (the "PROXY STATEMENT" and the "INFORMATION STATEMENT"), including any amendments or supplements thereto, shall not, at the time filed with the SEC, at the time mailed to A&M's stockholders or at the time of the A&M Stockholders' Meeting (as hereinafter defined), if any, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement or the Information Statement, as the case may be, will comply in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, none of A&M or Sellers makes any representation or warranty with respect to any information provided by or required to be provided by Parent or Purchaser and/or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Proxy Statement or the Information Statement, as the case may be.

          3.1.9 VOTE REQUIRED. The Requisite Company Vote is the only vote of the holders of any class or series of A&M's capital stock necessary (under the charter documents of A&M, the DGCL, other Applicable Law or otherwise) to approve this Agreement and the transactions contemplated hereby.

          3.1.10 TITLE TO PROPERTIES. Sellers have good title to all of the Assets, free and clear of all Liens except for (a) taxes, assessments, governmental charges or levies which are not yet due and payable, (b) the non-material claims of landlords, (c) any encroachments or other facts or conditions that would be revealed by an accurate survey of any of the Premises,
(d) any applicable building and zoning ordinances, (e) those items set forth in
SECTION 3.1.10(a) of Sellers' Disclosure Schedule (any of the items described in clauses (a) through (e) hereof being referred to herein as "PERMITTED LIENS"),
(f) the non-material claims of carriers, contractors, materialmen, repairmen, mechanics and similar persons, and (g) the liens described in SECTION 3.1.10(b) of Sellers' Disclosure Schedule.

          3.1.11 OWNERSHIP OF TANGIBLE ASSETS. No person other than Sellers owns any equipment or other tangible assets or properties situated on any of the Premises or used in the operation of the Business, except for items disclosed on
SECTION 3.1.11 of Sellers' Disclosure Schedule and items leased pursuant to the Assigned Contracts.

          3.1.12 CONTRACTS. SECTION 3.1.12(a) of Sellers' Disclosure Schedule discloses all Assigned Contracts, whether oral or written, relating primarily to the Business or the Assets, but excluding purchase or supply orders arising in the ordinary course of business. True and complete copies of each written Assigned Contract described in SECTION 3.1.12(a) of Sellers' Disclosure Schedule (together with any and all modifications, amendments or supplements thereto) have been made available to Purchaser prior to execution of this Agreement. Except as set forth in SECTION 3.1.12(b) of Sellers' Disclosure Schedule, all Assigned Contracts are valid and in full force and effect, except to the extent the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or general principles of equity. Except as set forth in SECTION 3.1.12(b) of Sellers' Disclosure Schedule, no material default by Sellers exists under, and no action, suit or proceeding is pending with respect to, any Assigned Contract and, to A&M's and Sellers' knowledge, there does not exist any event that, with notice or lapse of time or both, would constitute an event of default or result in a right to accelerate, or loss of rights under, any Assigned Contract.

          3.1.13 REAL PROPERTY.

          (a) LEASED REAL PROPERTY. Except as set forth in SECTION 3.1.13 of Sellers' Disclosure Schedule, the only real properties leased by Sellers in connection with the Business are the Premises. Sellers have previously delivered to Purchaser a true and correct copy of each Lease. Each Lease is in full force and effect and has not been assigned, modified, supplemented or amended, and the Premises subject thereto have not been subleased, except as listed on SECTION 3.1.13 of Sellers' Disclosure Schedule and none of Sellers, A&M or the lessor under any of the Leases has given the other party written notice of any default under a Lease which remains outstanding. True and complete copies of the existing certificate of occupancy for each of the Premises have been made available to Purchaser prior to execution of this Agreement. Sellers have not assigned any Lease or granted any security interests in any Lease or any interest therein.

          (b) OWNED REAL PROPERTY. No real property is owned by Sellers or A&M which relates to the Business or the Assets.

          3.1.14 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) SECTION 3.1.14 of Sellers' Disclosure Schedule sets forth, as of the date of this Agreement, the name of each person employed by Sellers or A&M in connection with the Business and, in the case of each such person, such person's hire date and current rate of compensation, as such information is recorded in the payroll records of Sellers and A&M. None of A&M or Sellers is, or has in the preceding five years been, a party to any collective bargaining agreement.

          (b) Sellers do not maintain, contribute to, or have any liability under (or with respect to) any "defined benefit plan" (as defined in Section 3(35) of ERISA), or any "multiemployer plan" (as defined in Section 3(37) of ERISA), and Sellers have no liability or potential liability under Title IV of ERISA. Each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) sponsored by Sellers (each a "PLAN" and collectively the "PLANS") that is intended to be qualified under Section 401(a) of the Code has received a determination from the IRS that such Plan is so qualified. Each of the Plans has been maintained, funded and administered in material compliance with the applicable provisions of ERISA, the Code and any other Applicable Laws. A&M has previously made available to Purchaser true and correct copies of all Plans.

          3.1.15 TAX MATTERS. Sellers and A&M have filed (after taking into account any extensions to file) all United States federal income Tax Returns required to be filed by them prior to the Closing Date and have filed (after taking into account any extensions to file) all other federal, state, county, local and foreign Tax Returns required to be filed by them prior to the Closing Date, except to the extent that a failure to file such other federal, state, county, local and foreign Tax Returns would not have a Material Adverse Effect. All such Tax Returns have accurately reflected the liability for Taxes of Sellers and A&M for the periods covered thereby, except to the extent that any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect. Sellers and A&M have paid and discharged or caused to be paid and discharged all Taxes reflected on such Tax Returns which have become due and payable by them (except Taxes being contested in good faith and reserved against) and have made adequate provision in reserves established in their financial statements and accounts for all Taxes which have accrued or may accrue but are not yet due and payable. All Taxes that Sellers or A&M are or were required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person, except for any failures to so withhold, collect or pay which, individually or in the aggregate, would not have a Material Adverse Effect. As of the date of this Agreement, to the knowledge of Sellers and A&M, there are no pending or threatened in writing audits, examinations, investigations or other proceedings with respect to Taxes relating to Sellers or A&M. Sellers have not waived any statute of limitations affecting any Tax liability or agreed to any extension of time during which a Tax assessment or deficiency assessment may be made, which waiver or extension is still in effect.

          3.1.16 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of A&M or Sellers.

          3.1.17 INSOLVENCY. A&M is not as of the date hereof, and will not immediately following consummation of the transactions contemplated hereby be, Insolvent.

          3.1.18 COMPLIANCE WITH APPLICABLE LAWS. Each of A&M and Sellers are in compliance in all material respects with all Applicable Laws except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect.

          3.1.19 COMPLIANCE WITH ENVIRONMENTAL LAW. Except as set forth on
SECTION 3.1.19 of Sellers' Disclosure Schedule, (a) during the last three (3) years A&M and Sellers have not received any written notice from a Governmental Authority or third party that alleges that A&M and Sellers or any of the Premises are not in compliance with any Environmental Law; are liable or potentially liable for investigation or remediation of, or natural resource damages associated with, a release or threatened release of a Hazardous Substance; or are liable or potentially liable for damages to people or property resulting from the presence or release of Hazardous Substances, (b) each of A&M and Sellers are in compliance with all Environmental Laws, except for any failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect, (c) neither A&M nor Sellers is subject to or bound by any court decree or order or judgment relating to liabilities under or compliance with any Environmental Law, and (d) neither A&M nor Sellers has generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on or from the Premises, any Hazardous Substances, except in material compliance with all Environmental Laws and in a manner that would not create liabilities under Environmental Laws.

     3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT. Except as set forth in the Purchaser's Disclosure Schedule to be delivered by Purchaser and Parent to Sellers and A&M on the date hereof (the "PURCHASER'S DISCLOSURE SCHEDULE"), Purchaser and Parent jointly and severally represent and warrant to Sellers and A&M as follows:

          3.2.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of Parent and Purchaser has the requisite corporate power and authority and is in possession of all approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such power, authority and approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Purchaser is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Purchaser, and the consummation by each of Parent and Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming the due authorization, execution and delivery by A&M and Sellers, constitutes a legal, valid and binding obligation of Parent and Purchaser enforceable against each of them in accordance with its terms.

          3.2.3  NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation (or equivalent organizational documents) or By-Laws of Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or modification in a manner materially adverse to Parent or Purchaser of any right or benefit under, or impair Parent's or Purchaser's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, repayment or repurchase, increased payments or cancellation under, or result in the creation of a lien on any of the properties or assets of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser or its or any of their respective properties are bound or affected, except in the case of (ii) or (iii) only, for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Purchaser.

          (b) The execution and delivery of this Agreement by each of Parent and Purchaser does not, and the performance of this Agreement by each of Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (a) prevent or materially delay consummation of the transactions contemplated hereby, (b) otherwise prevent or materially delay Parent or Purchaser from performing their respective obligations under this Agreement or (c) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.2.4 PROXY STATEMENT. None of the information provided by Parent or Purchaser and/or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Proxy Statement or Information Statement, as the case may be, shall, at the time filed with the SEC, at the time mailed to A&M's stockholders or at the time of A&M Stockholders' Meeting, if any, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to A&M Stockholders' Meeting, if any, or the Closing, any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent that should be set forth in a supplement to the Proxy Statement or Information Statement, as the case may be, Parent shall promptly inform A&M. Notwithstanding the foregoing, neither Parent nor Purchaser makes any representation or warranty with respect to any information provided by or required to be provided by Sellers or A&M and/or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Proxy Statement or the Information Statement, as the case may be, to the extent that such information has not been provided by or on behalf of Parent or Purchaser.

          3.2.5 FUNDS AVAILABLE. Parent has now, and will have at the Closing, sufficient liquid assets on hand to pay the Purchase Price and otherwise consummate the transactions contemplated by this Agreement.

          3.2.6 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser.

                                   ARTICLE IV

                           AGREEMENTS PENDING CLOSING

     4.1 AGREEMENTS OF SELLERS AND A&M PENDING THE CLOSING. Sellers and A&M jointly and severally covenant and agree that, pending the Closing and except as otherwise agreed to in writing by Purchaser (such agreement not to be unreasonably withheld or delayed):

          4.1.1  BUSINESS IN THE ORDINARY COURSE.

          (a) The Business shall be conducted solely in the ordinary course consistent with past practice. Sellers shall (i) use their reasonable commercial efforts to preserve their relationships with suppliers, customers and others having business relations with Sellers in connection with the Business; and (ii) maintain the equipment related to the Business or included in the Assets in good working condition in all material respects, ordinary wear and tear excepted.

          (b) Without limiting the generality of the foregoing clause (a), A&M and Sellers will not, insofar as it relates to the Business or the
     Assets: (i) incur any material liability or obligation, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any of the Assets or other assets or properties material to A&M or Sellers in any case other than in the ordinary course of business consistent with past practice; provided, however, that, subject to the terms of the License and Lease Agreement, Sellers or A&M may sell, assign or otherwise transfer any of the Excluded Assets and Excluded Liabilities or any of the assets listed on SCHEDULE 4.1.1(b)(I); (ii) increase in any manner the compensation of any of its employees other than salary increases given to employees

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     in the ordinary course of business and consistent with past practice; (iii)
     sell any gift certificates at the Restaurants in an amount which, in the case of any individual sale, exceeds $1,500; (iv) terminate or amend any Assigned Contract; or (v) enter into any agreement pursuant to which Sellers are obligated to pay or incur obligations of more than $10,000, except that, in the case of (iv) and (v), Sellers may: (a) terminate or amend any Assigned Contract set forth on SCHEDULE 4.1.1(b)(III), or (b) enter into any Contract or agreement for the purchase of Inventory in the ordinary course of business consistent with past practice or for any catered event the performance of which is to occur after the Closing so long as Purchaser's written consent thereto, which shall not unreasonably be withheld, shall have been obtained.

          4.1.2 EXISTING CONDITION. Sellers and A&M shall not cause or permit to occur any of the events or occurrences described in Section 3.1.6 hereof; provided, however, that, subject to the terms of the License and Lease Agreement, Sellers or A&M may sell, assign or otherwise transfer any of the Excluded Assets and Excluded Liabilities or any of the assets listed on SCHEDULE 4.1.1(b)(I).

          4.1.3 UPDATE SCHEDULES. Sellers and A&M shall promptly disclose to Purchaser any information contained in their representations and warranties herein or the Schedules hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Sellers herein or the Schedules hereto for the purposes of
Article V hereof, unless Purchaser shall have expressly consented to such modification in writing.

          4.1.4 PROXY STATEMENT. As promptly as practicable, A&M will prepare and file a preliminary Proxy Statement or Information Statement, as applicable, with the SEC and will use its reasonable best efforts to respond to the comments of the SEC, if any, in connection therewith and to furnish all information regarding A&M required in the definitive Proxy Statement or Information Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). As promptly as is reasonably practicable, A&M will cause the definitive Proxy Statement or Information Statement to be mailed to the stockholders of A&M and, if necessary, after the definitive Proxy Statement or Information Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented material and, if required in connection therewith, re-solicit proxies.

          4.1.5 STOCKHOLDER APPROVAL. As promptly as is reasonably practicable, but only to the extent that the Requisite Company Vote has not then been obtained through action by written consent taken without a meeting in accordance with the DGCL, A&M, acting through its Board, shall, in accordance with Applicable Law, duly call, give notice of, convene and hold a meeting of the holders of shares of Common Stock and Preferred Stock (the "A&M STOCKHOLDERS' MEETING") for the purpose of voting upon this Agreement and the transactions contemplated hereby, and A&M agrees that this Agreement shall be submitted at such meeting. In such event, A&M shall use its reasonable best efforts to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to obtain the approval of stockholders

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required by Applicable Law and the Restated Certificate of Incorporation or
Amended and Restated By-Laws of A&M for this Agreement and the transactions contemplated hereby.

          4.1.6 COMMERCIALLY REASONABLE EFFORTS. A&M and Sellers shall, and shall cause their respective Subsidiaries, to: (i) promptly make all filings and seek to obtain all authorizations required under all Applicable Laws with respect to this Agreement and the transactions contemplated hereby and will consult and cooperate with each other with respect thereto; (ii) not take any action (including effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which would impair the ability of the parties to consummate the transactions contemplated hereby; and (iii) promptly use their commercially reasonable efforts to (x) take, or cause to be taken, all other actions and (y) do, or cause to be done, all other things reasonably necessary, proper or appropriate to satisfy the conditions set forth in Article V (unless waived) and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation and providing assistance to Purchaser as reasonably necessary to permit Purchaser to obtain licenses or approvals in respect of the Restaurants and the present uses thereof under applicable alcohol and beverage laws, rules and regulations of any Governmental Authority). Sellers shall promptly notify Purchaser of any communication to that party from any Governmental Authority in connection with any required filing with, or approval or review by, such Governmental Authority in connection with this Agreement and the transactions contemplated hereby and permit Purchaser to review in advance any proposed communication to any Governmental Authority in such connection to the extent permitted by Applicable Law.

          4.1.7 ACCESS TO INFORMATION. A&M shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("PARENT REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Closing Date, to its properties, books and records related to the Assets or the Business, such access not to unreasonably interfere with A&M's business or operations, and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Parent Representatives all information concerning the Assets or the Business as may reasonably be requested and Purchaser shall have the right to speak with Sellers' landlords under the Leases and vendors; provided, however, that access to the Restaurants and discussions with any landlord under any Lease (other than with respect to any proposed amendments to the Leases) or any vendor shall be scheduled in advance with, and subject to the prior approval, not to be unreasonably withheld, conditioned or delayed, of A&M and A&M shall have an opportunity to participate in such discussions; and provided further that A&M shall be advised of any discussions with any landlord under any Lease with respect to any proposed amendments to the Leases and shall have an opportunity to participate in such discussions. All information obtained pursuant to this Section 4.1.7 shall be subject to the Confidentiality Agreement, which shall remain in full force and effect until the Closing or, if the Closing does not occur, for the period specified therein. Parent acknowledges A&M's interest that the Parent Representatives' investigations be as discreet as possible and not unduly disrupt the operations of A&M, and Parent will work diligently to complete the Parent Representatives' investigations in a timely manner so long as A&M cooperates in making the records and personnel available to Parent in a

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timely fashion. Nothing contained in this Agreement shall give Parent or
Purchaser, directly or indirectly, the right to control or direct A&M's operations prior to the Closing.

     4.2 AGREEMENTS OF PURCHASER AND PARENT PENDING THE CLOSING. Purchaser and Parent jointly and severally covenant and agree that, pending the Closing and except as otherwise agreed to in writing by Sellers (such agreement not to be unreasonably withheld or delayed):

          4.2.1 COMMERCIALLY REASONABLE EFFORTS. Parent and Purchaser shall, and shall cause their respective Subsidiaries, to: (i) promptly make all filings and seek to obtain all authorizations required under all applicable laws with respect to this Agreement and the transactions contemplated hereby and will consult and cooperate with each other with respect thereto; (ii) not take any action (including effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which would impair the ability of the parties to consummate the transactions contemplated hereby; and (iii) promptly use their commercially reasonable efforts to (x) take, or cause to be taken, all other actions and (y) do, or cause to be done, all other things reasonably necessary, proper or appropriate to satisfy the conditions set forth in Article V (unless waived) and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation). Purchaser shall promptly notify Sellers of any communication to that party from any Governmental Authority in connection with any required filing with, or approval or review by, such Governmental Authority in connection with this Agreement and the transactions contemplated hereby and permit Sellers to review in advance any proposed communication to any Governmental Authority in such connection to the extent permitted by applicable law.

          4.2.2 PROXY STATEMENT. Parent and Purchaser will cooperate with A&M in the preparation of the Proxy Statement or the Information Statement, as applicable. Without limiting the generality of the foregoing, each of Parent and Purchaser will furnish to A&M the information relating to it required by the Exchange Act to be set forth in the Proxy Statement or the Information Statement, as applicable.

     4.3 CONFIDENTIALITY. Each party acknowledges that such party has had, and may from time to time have, access to confidential records, data, customers lists, trade secrets and other confidential information owned or used by each other party or any Subsidiary thereof (each, an "INTERESTED PARTY") in the course of its business (the "CONFIDENTIAL INFORMATION"). Accordingly, each party agrees (a) to hold all Confidential Information in strict confidence, (b) not to disclose Confidential Information of any Interested Party to any Person (except to such Interested Party or any Affiliate, employee, agent or representative thereof), and (c) not to use, directly or indirectly, any of such Confidential Information of any Interested Party for any competitive or commercial purpose; provided, however, that each party may disclose Confidential Information to its Affiliates', officers, directors, employees, agents and attorneys if such Persons agree to comply with this Section 4.3; and provided, further, that, notwithstanding anything to the contrary contained herein, no party shall be subject to any of the limitations set forth above with respect to any Confidential Information which (i) is now, or hereafter becomes, through no act or failure to act on the part of such party that constitutes a breach of this
Section 4.3, generally known or available to the public, (ii) is hereafter furnished to such party by a third party, who, to the

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knowledge of such receiving party, is not under any obligation of confidentiality to the related Interested Party, (iii) is disclosed with the written approval of the related Interested Party, (iv) is required to be disclosed by law (including securities law), court order or similar compulsion,
(v) is required or is reasonably necessary to be provided pursuant to or in connection with any proceeding involving the parties hereto, or (vi) is independently developed by employees or agents of such party and/or its, his or her Affiliates which or who have had no access to the relevant portions of the Confidential Information. Notwithstanding the foregoing, following the Closing, Purchaser shall have no obligation pursuant to this Section 4.3 with respect to any Confidential Information included in the Assets, and such information shall constitute Confidential Information of the Purchaser pursuant to this Section 4.3.

     4.4 NONSOLICITATION. Purchaser and Parent agree that, prior to the one year anniversary of the date hereof, neither Purchaser nor Parent will knowingly hire any employee of Sellers or A&M to become an employee of Purchaser or Parent or any of their respective Affiliates, or otherwise interfere with any such employee's employment relationship with Sellers or A&M, unless the employee (i) has then been terminated by Sellers or A&M, as the case may be, or (ii) responds to (A) a general advertisement directed at the public in general, or (B) the bona-fide, non-targeted use of an independent employment agency; provided, however, that, notwithstanding anything contained herein to the contrary, (i) Purchaser may employ the Transferred Employees in accordance with the terms hereof; and (ii) in the event that the Closing occurs, prior to the one year anniversary thereof, the only restrictions under this Section 4.4 shall be that neither Purchaser nor Parent will hire any of the employees of Sellers or A&M set forth on SCHEDULE 4.4 to become an employee of the Restaurant located at 6th Avenue at 52nd Street, New York, New York.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE CLOSING

     5.1 CONDITIONS PRECEDENT TO PURCHASER'S AND PARENT'S OBLIGATIONS. The obligations on the part of the Purchaser and Parent to consummate the transactions to be consummated by each of them at the Closing pursuant to this Agreement are subject to the satisfaction at or prior to the Closing of each of the conditions set forth in this Section 5.1, any of which may be waived by Purchaser and Parent in their sole discretion.

          5.1.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of Sellers and A&M contained in this Agreement or in any list, certificate or document delivered by Sellers or A&M to Purchaser pursuant to the provisions hereof shall be true and accurate in all material respects on the Closing Date with the same effect as though such representations and warranties were made at and as of such date; provided, however, that any representations or warranties which are qualified by materiality shall, with regard to the portion so qualified, be true and correct in all respects.

          5.1.2 COMPLIANCE WITH THIS AGREEMENT. Sellers and A&M shall have performed, complied with, and observed in all material respects each of its covenants, obligations, agreements and conditions required by this Agreement to be performed, complied with or observed by them prior to or at the Closing, including, without limitation, delivery to Purchaser

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of all of the items to be delivered by Sellers pursuant to Section 2.2(a) of this Agreement. Notwithstanding anything in Section 8.1(b) to the contrary, if as of any scheduled Closing Date all of the conditions in Section 5.1 other than this Section 5.1.2 have been satisfied, Sellers and A&M shall have an additional period of 30 days commencing on such scheduled Closing Date in which to satisfy this Section 5.1.2.

          5.1.3 NO INJUNCTIONS OR RESTRAINTS. On the Closing Date, no injunction, restraining order or other order or legal restraint or prohibition issued by any Governmental Authority shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement or interfere with the Purchaser's ability to own the Assets and operate the Business.

          5.1.4 CONSENTS AND APPROVALS. Purchaser shall have received the Required Consents and the Landlords' Consents. It is agreed and understood that Sellers and/or A&M, as the case may be, may seek to be released from any and all guarantee or other obligations under the Leases, and Parent and/or Purchaser, may seek to change the hours of operation under the Leases, although neither receipt of any such release nor any change to such hours of operation, whether or not the same shall be contained in any Landlord Consent, shall be a condition to Closing.

          5.1.5 MATERIAL ADVERSE CHANGE. There shall have been no change in respect of the Business or the Assets resulting in a Material Adverse Effect (or changes which in the aggregate result in a Material Adverse Effect) since the date hereof.

          5.1.6  CERTIFICATES OF TAX AUTHORITIES. Purchaser shall have received
(i) certificates dated at the latest practicable date as to the payment of all applicable sales taxes related to the Business by Sellers, executed by the appropriate official of the State of Virginia and the District of Columbia; provided, however, that Sellers' failure to deliver any such sales tax certificates from jurisdictions where the effect of such failure would not reasonably be expected to have a Material Adverse Effect shall not be a condition to Closing; (ii) in the case of the State of New York, other written evidence reasonably available to Sellers as to the payment of all applicable sales taxes related to the Business by Sellers; and (iii) in the case of the City of New York, other written evidence reasonably available to Sellers as to the payment of all applicable Commercial Rent and Occupancy taxes related to the Business by Sellers.

     5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS AND A&M. The obligations on the part of the Sellers and A&M to consummate the transactions to be consummated by each of them at the Closing pursuant to this Agreement are subject to the satisfaction at or prior to the Closing of each of the conditions set forth in this Section 5.2, any of which may be waived by the Sellers and A&M in their sole discretion.

          5.2.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of Purchaser and Parent contained in this Agreement or in any list, certificate or document delivered by Purchaser or Parent to Sellers or A&M pursuant to the provisions hereof shall be true and accurate in all material respects on the Closing Date with the same effect as though such representations and warranties were made at and as of such date;

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provided, however, that any representations or warranties which are qualified by materiality shall, with regard to the portion so qualified, be true and correct in all respects.

          5.2.2 COMPLIANCE WITH THIS AGREEMENT. Purchaser and Parent shall have performed, complied with and observed in all material respects each of its covenants, obligations, agreements and conditions required by this Agreement to be performed, complied with or observed by them prior to or at the Closing including, without limitation, delivery to Sellers of all of the items to be delivered by Purchaser pursuant to Section 2.2(b) of this Agreement. Notwithstanding anything in Section 8.1(b) to the contrary, if as of any scheduled Closing Date all of the conditions in Section 5.2 other than this
Section 5.2.2 have been satisfied, Purchaser and Parent shall have an additional period of 30 days commencing on such scheduled Closing Date in which to satisfy this Section 5.2.2.

          5.2.3 NO INJUNCTIONS OR RESTRAINTS. On the Closing Date, no injunction, restraining order or other order or legal restraint or prohibition issued by any Governmental Authority shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement.

          5.2.4 CONSENTS AND APPROVALS. Sellers shall have received the Required Consents and the Landlords' Consents and, in connection with the Landlords' Consents, (i) upon Seller's and/or A&M's request, Parent shall have provided to each landlord under the Leases, a guarantee of the obligations of tenant under the applicable Lease in the form required by the applicable Lease or if no form is specified, then in form comparable to the existing guarantee of such Lease; and (ii) Sellers and/or A&M, as the case may be, shall have been released from any obligation to provide a deposit or letter of credit to any landlord under any Lease, any such deposit or letter or credit shall have been returned to Sellers and/or A&M, and, to the extent required, Purchaser or Parent shall have agreed to provide a substitute deposit or letter of credit. It is agreed and understood that Sellers and/or A&M, as the case may be, may seek to be released from any and all guarantee or other obligations under the Leases, and Parent and/or Purchaser, may seek to change the hours of operation under the Leases, although neither receipt of any such release nor any change to such hours of operation, whether or not the same shall be contained in any Landlord Consent, shall be a condition to Closing.

          5.2.5 STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the Requisite Company Vote.

                                   ARTICLE VI

                                 INDEMNIFICATION

     6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OBLIGATIONS. (a) None of the representations, warranties, covenants and other agreements made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument required to be furnished hereunder or in connection herewith shall survive the Closing, except for (i) the Surviving Obligations (as hereinafter defined), which shall continue in effect in accordance with their respective terms, (ii) A&M's and Sellers' obligations contained in SECTION 6.2(b), which shall expire on the earlier of (a) the second anniversary of the Closing Date and (b) in connection

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with any dissolution of A&M in accordance with the DGCL (the "A&M DISSOLUTION"), the date set forth in any notice provided by A&M to claimants in accordance with the Section 280 of the DGCL as the last date on which claims may be presented (the "CLAIM DATE"); and (iii) those other covenants and agreements contained herein or therein that by their terms apply or are to be performed in whole or in part after the Closing, which shall expire on the first anniversary of the Closing Date. Following the Closing Date, with respect to representations and warranties, and following the relevant expiration date, with respect to covenants and other agreements, no claim may be brought arising under or in connection with this Agreement (including all schedules, amendments and supplements hereto and thereto) or any of the transactions contemplated hereby, except for a breach by a party of its obligations under any of the Surviving Obligations. If written notice of a specific claim with respect to an alleged breach by a party of its obligations under any covenant or other agreement
(other than a Surviving Obligation) has been given by a party prior to the relevant expiration date in respect of such covenant or agreement, then the relevant obligation shall survive as to such claim until the claim has been finally resolved.

          (b) For purposes of this Agreement, the term "SURVIVING OBLIGATIONS" shall refer to the obligations contained in SECTIONS 1.3.3, 1.3.4, 4.3, 4.4, 6.3(B), 6.3(C), 6.4 THROUGH 6.10 inclusive, the remaining provisions of ARTICLE VI, insofar as they relate to Surviving Obligations, SECTIONS 7.1, 7.2, 7.4 and ARTICLE VIII.

     6.2 INDEMNIFICATION BY SELLERS AND A&M. Except as otherwise limited by this Article VI, Sellers and A&M, jointly and severally, shall indemnify and hold harmless Parent, Purchaser and their respective officers, directors, managers, members, employees, agents, successors and assigns from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties of any kind or nature, whether absolute, contingent or otherwise (including, without limitation, reasonable legal or other professional costs and expenses in connection with any investigations, examinations, actions, suits, proceedings, demands, assessments or judgments) suffered or incurred by any of them (hereinafter a "PURCHASER LOSS"), arising out of or resulting from:

          (a) the breach of any covenant, including, without limitation, the obligation to deliver the Assets in accordance with the terms hereof, or agreement by Sellers or A&M contained herein or in any exhibit, Schedule or certificate delivered under this Agreement that by its terms applies or is to be performed in whole or in part after the Closing; or

          (b) the failure of Sellers to pay or otherwise discharge the Excluded Liabilities.

     6.3 INDEMNIFICATION BY PURCHASER AND PARENT. Except as otherwise limited by this Article VI, Purchaser and Parent, jointly and severally, shall indemnify and hold harmless Sellers, A&M and their respective officers, directors, employees, agents, successors and assigns from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties of any kind or nature, whether absolute, contingent or otherwise (including, without limitation, reasonable legal or other professional costs and expenses in connection with any investigations, examinations, actions, suits, proceedings, demands, assessments or judgments) suffered or incurred by any of them (hereinafter a "SELLER LOSS") arising out of or resulting from:

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          (a)    the breach of any covenant or agreement by Purchaser or Parent contained herein or in any exhibit, Schedule or certificate delivered under this Agreement that by its terms applies or is to be performed in whole or in part after the Closing;

          (b) the failure of Purchaser to timely pay, perform or otherwise discharge the Assumed Liabilities; or

          (c) the use, operation, ownership or control of any of the Assets or the operation of the Business on or after the Closing Date.

     6.4  INDEMNIFICATION PROCEDURES.

          (a) For the purposes of this Article VI, the term "INDEMNITEE" shall refer to the person indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 6.2 or 6.3, as the case may be; the term "INDEMNITOR" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "LOSSES" shall refer to the "SELLER LOSSES" or the "PURCHASER LOSSES," as the case may be.

          (b) An Indemnitee shall give written notice (a "NOTICE OF CLAIM") to the Indemnitor within 30 days (or, to the extent possible, within such shorter period as may be necessary to give the Indemnitor a reasonable opportunity to respond to such claim) after the Indemnitee has knowledge of any claim (including a Third Party Claim (as hereinafter defined) in which case such Notice of Claim shall set forth the name of the party making such Third Party Claim, to the extent known) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent such failure shall have materially prejudiced such Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim and the amount of the Loss, if known, and the Indemnitor shall have a period of 30 days to reply to such Notice of Claim.

          (c)    The obligations and liabilities of an Indemnitor under this
     Article VI with respect to Losses arising from claims of any third party that are subject to the indemnification provisions provided for in this
     Article VI ("THIRD PARTY CLAIMS") shall be governed by the following additional terms and conditions: The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that the Indemnitor shall be permitted, at the Indemnitor's option, to assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee if the Indemnitor gives notice within the 30 day period specified above of the Indemnitor's intention to do so to the Indemnitee. In the event the Indemnitor exercises the Indemnitor's right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate by the Indemnitee's own counsel and at the Indemnitee's own expense in defense of such Third Party Claim. Except for the settlement of a Third Party Claim which involves the payment of money only which is to be paid in full by the Indemnitor in exchange for the release of such Third Party Claim, no Third Party Claim for which the Indemnitor has elected to defend may be settled by the Indemnitor, nor may the Indemnitor consent to the entry of any judgment with respect thereto, without, in each case, the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. If the Indemnitee does not receive written notice within said period that the Indemnitor has elected to assume the defense of such Third Party Claim, the Indemnitee may elect to assume such defense, assisted by counsel of the Indemnitee's own choosing. Whether or not Indemnitee elects to assume the defense of such Third Party Claim, the Indemnitor shall not be relieved of the Indemnitor's obligations hereunder. The Indemnitee will give the Indemnitor at least 10 days notice of any proposed settlement or compromise of any Third Party Claim it has elected to defend, during which time the Indemnitor may assume the defense of, and responsibility for, such Third Party Claim and if it does so the proposed settlement or compromise may not be made. In the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by the Indemnitor's own counsel and at the Indemnitor's own expense in the defense of such Third Party Claim.

          (d) Any claim by an Indemnitee with respect to Losses which do not result from a Third Party Claim will be asserted in the same manner as specified in Section 6.4(c) above. If the Indemnitor does not respond to such claim within the 30 day period specified in Section 6.4(c), the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Agreement.

          (e) The foregoing indemnification provisions shall survive the Closing in accordance with the terms hereof.

     6.5 REDUCTION OF LOSSES. To the extent any Losses of an Indemnitee are reduced by receipt of payment (a) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment or (b) from third parties not affiliated with the Indemnitee, such payments (net of the expenses of the recovery thereof) shall be credited against such Losses and, if indemnification payments shall have been received prior to the collection of such proceeds, the Indemnitee shall remit to the Indemnitor the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Losses. All Losses shall be calculated net of any tax benefits or tax detriments actually received or suffered relating to such Losses.

     6.6 SUBROGATION. The Indemnitor shall be subrogated to the Indemnitee's rights of recovery to the extent of any Losses satisfied by the Indemnitor. The Indemnitee shall permit the Indemnitor to use the name of the Indemnitee and the names of the Indemnitee's affiliates in any transaction or proceeding to enforce such rights and shall use reasonable efforts to execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records with respect to such Losses.

     6.7 LIMITS ON INDEMNIFICATION. No claim may be made against Sellers for indemnification hereunder unless and only to the extent the aggregate of all Purchaser Losses incurred exceed $50,000 (the "BASKET") and then only with respect to that portion of Purchaser Losses which exceed the Basket. Sellers shall not be required to indemnify Purchaser or any of its Indemnitees for Purchaser Losses which in the aggregate exceed fifty percent (50%) of the Purchase Price (the "CAP"). In the event that Sellers are conducting any defense against a Third Party Claim for which Purchaser or any of its Indemnitees has sought indemnification hereunder, expenses incurred by Sellers in connection therewith, including legal costs and expenses, shall constitute Purchaser Losses for purposes of the Cap.

     6.8 EXCLUSIVE REMEDY. From and after the Closing, none of the parties hereto shall be liable or responsible in any manner whatsoever to any other party or any Indemnitee, whether for indemnification or otherwise, except for indemnity as expressly provided in this ARTICLE VI, which provides the exclusive remedy and cause of action of the parties hereto and their Indemnitees with respect to any matter arising out of or in connection with this Agreement or any Schedule or Exhibit hereto or any opinion or certificate delivered in connection herewith. Each of the parties, on their behalf and on behalf of their Indemnitees, hereby waives, releases and agrees not to make any claim or bring any contribution, cost recovery or other action against the other parties or any of their respective successors or assigns or any controlling person or other affiliate of Sellers, under common law or any Federal, state or local law or regulation now existing or hereafter enacted which seeks to allocate liabilities between Purchaser and Seller in a different manner than as expressly set forth in this Agreement.

     6.9 NO CONSEQUENTIAL DAMAGES. The obligations of any of the parties in respect of a claim for indemnification under this ARTICLE VI shall not include any special, exemplary or consequential damages, including business interruption or lost profits, or any punitive damages.

     6.10 A&M DISSOLUTION CLAIMS. Purchaser and Parent hereby agree, on behalf of themselves and any other Indemnitee, not to make any claim in connection with the A&M Dissolution (an "A&M DISSOLUTION CLAIM"), except to the extent that such A&M Dissolution Claim shall consist of either (a) a Third Party Claim asserted in writing against Purchaser, Parent or such other Indemnitee prior to the Claim Date, or (b) a Purchaser Loss incurred or suffered by Purchaser, Parent or such other Indemnitee prior to the Claim Date. In any event, any A&M Dissolution Claim shall be subject to the limitations and other provisions contained in this Agreement, including without limitation those contained in this Article VI.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     7.1  EMPLOYEE MATTERS.

          (a) Purchaser shall, on or prior to the Closing Date, offer employment in connection with the conduct of the Business effective after the Closing Date to all employees of the Business, except those employees, not to exceed twenty
     (20) in number, to be identified prior to the Closing Date on SCHEDULE 7.1; provided, however, that all such employees shall remain at-will employees for all purposes and shall not, by reason of such offer, be entitled to any period of guaranteed employment. Purchaser shall offer such employment to the employees identified on SCHEDULE 7.1A on substantially the same terms and conditions and with substantially the same compensation as are applicable to such employees with Sellers immediately prior to the Closing Date (except with regard to bonus compensation which, if any, shall be on substantially the same terms and conditions as are applicable to comparable employees of Purchaser), and (ii) to the remaining employees on substantially the same terms and conditions and with substantially the same compensation as are applicable to comparable employees of Purchaser. Purchaser shall offer all such employees the same retirement, welfare, fringe, vacation, severance and other employee benefits as are offered by Purchaser to employees of Purchaser (subject to such eligibility and service conditions as may be required under such plans). Effective as of the Closing Date, all such employees who accept Purchaser's offer of employment will become employees of Purchaser (the "TRANSFERRED EMPLOYEES"). With respect to the Transferred Employees:

                 (i) Purchaser shall waive waiting periods, pre-existing condition requirements, evidence of insurability provisions or any similar provisions under any employee benefit plan or compensation arrangements maintained or sponsored by or contributed to by Purchaser for such individuals as of and after the Closing Date to the extent waived or satisfied under any equivalent employee benefit plan of Sellers.

                 (ii) Purchaser shall recognize for purposes of eligibility, participation and vesting under any retirement, savings, severance, vacation, health, welfare, disability, executive compensation, incentive, bonus or other employee benefit plan, program or arrangement, all service of any such Transferred Employees with Sellers and/or any of their Affiliates to the extent recognized by Sellers under any equivalent employee benefit plan of Sellers. Transferred Employees who have previously waived their rights to the coverage of Sellers' medical insurance plans and who are not covered by such plans as of the Closing shall be subject to applicable provisions regarding enrollment under Purchaser's substantially equivalent plans.

                 (iii) Sellers' employee benefit plans shall be responsible for any and all health, accident, death, disability, retirement or other claims for benefits incurred and perfected prior to the Closing Date. Purchaser's employee benefit plans shall be responsible for any such health, accident, death, disability, retirement or other claims incurred and perfected on and after the Closing Date (to the extent such Transferred Employees are participating in Purchaser's plans as of such date).

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

                 (iv) Sellers shall pay to all Transferred Employees (and other employees terminated as a result of the sale of the Business but who do not become Transferred Employees) all unused vacation pay accrued through the Closing Date.

                 (v) Sellers shall be primarily responsible for providing insurance coverage (and notice of such coverage) as required by Section 4980B of the Code and Section 601 et seq of ERISA ("COBRA") on and after the Closing with respect to any employee of the Business whose employment is terminated in connection with the sale of the Business. Purchaser shall retain all contingent liability for the provision of such coverage as is required under COBRA in the event Sellers cease to maintain any group health coverage.

          (b) Neither Purchaser nor Sellers intend this Section 7.1 to create any rights or interest, except as between Purchaser and Sellers, and no present or future employees of any party hereto (or any dependents of such employees) will be treated as third party beneficiaries in or under this Agreement. Sellers and Purchaser agree to use their reasonable efforts to execute all necessary documents, file all required forms with any Governmental Authority and undertake all actions that may be necessary or desirable to implement expeditiously any action contemplated in this
     Section 7.1.

     7.2 MAINTENANCE OF BOOKS AND RECORDS. Each of Sellers and Purchaser shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers, directors, accountants, and employees of such party and (b) the books of account and records of such party, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless the other party objects to the destruction, in which case, the party seeking to destroy the records shall deliver such records to the objecting party.

     7.3 PAYMENTS RECEIVED. Sellers and Purchaser each agree that after the Closing Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing Date which properly belongs to the other party and will account to the other for all such receipts.

     7.4 REIMBURSEMENT FOR GIFT CERTIFICATES PAYABLE. Purchaser agrees that, from and after the Closing Date, it shall honor any and all valid gift certificates which are presented to it by customers of the Business which were issued by Sellers prior to the Closing Date; provided, however, that Purchaser's obligation under this Section 7.4 shall terminate as to a particular Restaurant as of the date on which such Restaurant converts, or is closed for purposes of conversion, to a restaurant concept other than "Angelo and Maxie's." Sellers agree that, promptly following notification thereof (and in no event more than five business days following receipt of notification thereof), Sellers shall reimburse Purchaser for the full amount of the food and restaurant services provided by Purchaser in satisfaction of its obligations under this Section 7.4. Sellers' reimbursement obligation under this Section 7.4 shall, pursuant to the terms of the License and Lease Agreement, be assumed by and binding upon any assignee of the License and Lease Agreement, and Purchaser may offset amounts to be reimbursed by Sellers or their assignee under this Section 7.4 against amounts payable by Purchaser under the License and Lease Agreement in accordance with the terms thereof.

     7.5 PUBLICITY. Parent and A&M will agree upon the timing and content of the initial press release to be issued following execution of this Agreement describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulation or stock exchange requirement. To the extent reasonably requested by any other party, each party will thereafter consult with and provide reasonable cooperation to the others in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.

     7.6 CASUALTY. A&M has heretofore made available to Purchaser evidence of the nature and extent of all fire and casualty insurance on any of the Premises maintained by A&M and Sellers, a list of which is set forth on SCHEDULE 7.6, which insurance A&M and Sellers agree to maintain in effect until the Closing. If, prior to the Closing, any Assets are destroyed or become inoperable as a result of any casualty, loss or damage in an amount, individually and without reference to any other occurrences of casualty, loss or damage, of $300,000 or more (a "MATERIAL CASUALTY LOSS"), and prior to the Closing A&M or Sellers have not repaired, restored or replaced such Assets to a condition substantially equivalent to the condition thereof immediately prior to such Material Casualty Loss, then Purchaser may, at its election exercised by written notice, terminate this Agreement, without any further obligation to Sellers. If, notwithstanding a Material Casualty Loss, Purchaser shall not have terminated this Agreement, or if prior to the Closing any Assets are destroyed or become inoperable as a result of any casualty, loss or damage not constituting a Material Casualty Loss, the parties shall proceed with the Closing in accordance with this Agreement (with no reduction in the Purchase Price), but at the Closing, Sellers shall assign all proceeds of insurance relating to such casualty, loss or damage to Purchaser, and shall pay to Purchaser the amount of any deductible, co-pay or self-insurance relating thereto. The parties acknowledge and agree that, notwithstanding the terms of Section 8.1(g), this Agreement shall not be deemed terminated at any time prior to January 5, 2004 if a Material Casualty Loss has occurred and A&M or Sellers are taking reasonable and appropriate actions to repair, restore or replace the damaged property to a condition substantially equivalent to the condition thereof immediately prior to such Material Casualty Loss.

     7.7 MANAGEMENT AGREEMENTS. In the event that at Closing the parties have entered into a management agreement allowing for the continuous uninterrupted service of alcoholic beverages in any Restaurant as contemplated by Section 2.2(a)(xii) and Section 2.2(b)(ix), and following the Closing Purchaser is unable to obtain a liquor license in respect of such Restaurant as a result of any violation by Sellers of the liquor license used by them in connection with such Restaurant, then the term of any such management agreement shall be extended, as may be reasonably necessary, until such time as the violation has been cured or waived or Purchaser has otherwise obtained a liquor license in respect of such Restaurant.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1  TERMINATION.

     Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

          (a)    by mutual written consent of Parent and A&M; or

          (b) subject to Section 5.1.2 and 5.2.2, by Parent or A&M if the Closing shall not have occurred by January 5, 2004, provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by Parent or A&M, if any court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the payment of the Purchase Price and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) by Parent or A&M, if the Requisite Company Vote shall not have been obtained at the A&M Stockholders' Meeting or by other means; or

          (e) by A&M, in the event of a breach in any material respect by Parent or Purchaser of any representation, warranty, covenant or agreement contained in this Agreement which (i) cannot or has not been cured within 15 days after the giving of written notice of such breach to Parent and Purchaser and has not been waived by A&M pursuant to the provisions hereof and (ii) would cause the conditions set forth in Article V not to be satisfied;

          (f) by Parent, in the event of a breach in any material respect by Sellers or A&M of any representation, warranty, covenant or agreement contained in this Agreement which (i) cannot or has not been cured prior to 15 days after the giving of written notice of such breach to Sellers and has not been waived by Parent pursuant to the provisions hereof and (ii) would cause the conditions set forth in Article V not to be satisfied; or

          (g)    by Purchaser provided in Section 7.6.

     8.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 8.3 and 8.6; provided, however, that, except as otherwise provided in SECTION 8.3, nothing herein will relieve any party from liability for any breach of this Agreement.

     8.3 PAYMENT OF CERTAIN FEES UPON TERMINATION. If (i) A&M terminates this Agreement pursuant to Section 8.1(e), then, Parent shall pay to A&M, by wire transfer of immediately available funds a fee of $300,000; and (ii) Parent terminates this Agreement pursuant to Section 8.1(f) (other than as a result of a failure to deliver the Landlords' Consents in accordance with Section 5.1.4), then, Parent shall pay to A&M, by wire transfer of immediately available funds a fee of $300,000. This Section 8.3 shall be the exclusive remedy that Sellers, A&M, Purchaser or Parent may have on account of termination of this Agreement pursuant to SECTION 8.1(e) or SECTION 8.1(f), as applicable.

     8.4 BULK SALES LAW. Purchaser waives compliance by Sellers with the provision of any applicable bulk sales laws. Sellers shall promptly pay and discharge when due or contest or litigate all claims of creditors that are asserted against Purchaser by reason of non-compliance with such laws, except with respect to any such claims that relate to the Assumed Liabilities.

     8.5 SALES, TRANSFER AND DOCUMENTARY TAXES, ETC. All excise, sales, value added, use, registration, stamp, transfer and similar taxes, levies, charges and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Purchaser, whether imposed by law on Sellers or Purchaser, and Purchaser shall indemnify, reimburse and hold harmless Sellers in respect of the liability for payment of or failure to pay any such taxes, levies, charges or fees. Purchaser and Sellers shall cooperate in providing each other appropriate resale exemption certificates and other appropriate tax documentation. The parties agree that the fair market value for all tax purposes of the equipment and trade fixtures to be sold as part of the Assets is as set forth on SCHEDULE 8.5 hereto.

     8.6 EXPENSES; BROKERS. Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby, except the expenses incurred in connection with the printing, filing and mailing to stockholders of the Proxy Statement or Information Statement, as the case may be, and the solicitation of stockholder approvals shall be the sole responsibility of A&M. Purchaser hereby agrees to indemnify and hold harmless Sellers, and Sellers hereby agree to indemnify and hold harmless Purchaser, against any liability, claim, loss, damage or expense incurred by Purchaser or Sellers, respectively, relating to any fees or commissions owed by any broker, finder or financial advisor as a result of actions taken by Purchasers or Sellers, respectively.

     8.7 CONTENTS OF AGREEMENT; AMENDMENTS. This Agreement and the Confidentiality Agreement between Parent and A&M (the "CONFIDENTIALITY AGREEMENT") sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral (other than the Confidentiality Agreement), are superseded by this Agreement. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

     8.8 ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, provided that Purchaser may assign this Agreement to an affiliate of Purchaser without obtaining such consent, provided further that no such assignment shall relieve Purchaser or Parent of its obligations hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of A&M, Parent, Sellers and Purchaser, provided that the parties hereto shall continue to be obligated in accordance with the terms of this Agreement.

     8.9 WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     8.10 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

     (a)  As to Sellers and A&M:        Angelo and Maxie's, Inc.
                                        2 North Riverside, Seventh Floor
                                        Chicago, Illinois 60606
                                        Attn: Kenneth R. Posner
                                        Fax: (312) 466-3321

          with a copy which shall not   Seyfarth Shaw LLP
          constitute notice to Sellers  55 East Monroe Street
          or A&M to:                    Suite 4200
                                        Chicago, Illinois 60603
                                        Attn: Robert F. Weber
                                        Fax: (312) 269-8869

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

     (b)  As to Purchaser and Parent:   McCormick & Schmick Management Group
                                        720 S.W. Washington Street, Suite 550
                                        Portland, Oregon 97205
                                        Attn: Douglas Schmick
                                        Fax: (503) 220-1861

          with a copy which shall not   Salamon Gruber Newman & Blaymore, P.C.
          constitute notice to          97 Powerhouse Road, Suite 102
          Purchaser or Parent to:       Roslyn Heights, New York 11577
                                        Attn: David Gruber, Esq.
                                        Fax: (516) 625-1795

                                        Castle Harlan, Inc.
                                        150 East 58th Street
                                        New York, New York 10155
                                        Attn: Justin Wender
                                        Fax: (212) 207-8042

                                        Bruckmann, Rosser, Sherrill & Co., Inc.
                                        126 East 56th Street
                                        New York, New York 10022
                                        Attn: J. Rice Edmonds
                                        Fax: (212) 521-3799

or to such other address and to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto.

     8.11 GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Illinois.

     8.12 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, the other Indemnitees, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     8.13 HEADINGS, GENDER AND "PERSON". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     8.14 SCHEDULES AND EXHIBITS. All schedules and exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

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

     8.15 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability, and any such invalidity or unenforceability shall not invalidate or render unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.16 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures.

     8.17 A&M GUARANTEE. A&M hereby unconditionally guarantees to Purchaser and Parent the full and timely performance of all of the obligations and agreements of Sellers in accordance with the terms hereof. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Each of Purchaser and Parent may, at its option, proceed against A&M for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against Sellers or against any of their properties. A&M further agrees that its guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and A&M hereby waives all special suretyship defenses and notice requirements.

     8.18 PARENT GUARANTEE. Parent hereby unconditionally guarantees to Sellers and A&M the full and timely performance of all of the obligations and agreements of Purchaser in accordance with the terms hereof. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Each of Sellers and A&M may, at its option, proceed against Parent for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against Purchaser or against any of its properties. Parent further agrees that its guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and Parent hereby waives all special suretyship defenses and notice requirements.

     8.19 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and agreement, and no rule of strict construction shall be applied against any party.

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

     8.20 JURISDICTION AND SERVICE OF PROCESS. SELLERS, A&M, PARENT AND PURCHASER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, ILLINOIS AND IRREVOCABLY AGREE THAT, SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS. EACH OF SELLERS, A&M, PARENT AND PURCHASER ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

     8.21 TRIAL. EACH OF SELLERS, A&M, PARENT AND PURCHASER HEREBY WAIVES SUCH PARTY'S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF SELLERS, A&M, PARENT AND PURCHASER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY TO THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF SELLERS, A&M, PARENT AND PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SELLERS, A&M, PARENT AND PURCHASER FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY'S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     8.22 KNOWLEDGE. As used in this Agreement, "KNOWLEDGE" of Sellers or A&M, to Sellers' or A&M's knowledge, or words of similar import shall mean the actual knowledge as of the applicable date, after reasonable inquiry, of those persons listed in SCHEDULE 8.22(a). As used in this Agreement, "knowledge" of Purchaser or Parent, to Purchaser's or Parent's knowledge, or words of similar import shall mean the actual knowledge as of the applicable date, after reasonable inquiry, of those persons listed in SCHEDULE 8.22(b).

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                        WEST 52ND STREET, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        CH-AM ACQUISITION, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        ANGELO AND MAXIE'S, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        McCORMICK & SCHMICK ACQUISITION CORP.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        McCORMICK & SCHMICK RESTAURANT CORP.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                 SIGNATURE PAGE

                                     ANNEX I

                                   DEFINITIONS

     Capitalized terms used but not defined in the Agreement have the respective meanings assigned to such terms below.

     "ACCRUED LIABILITIES" is defined in SECTION 1.3.3.

     "A&M" is defined in the first paragraph of this Agreement.

     "A&M DISSOLUTION" is defined in SECTION 6.1.

     "A&M STOCKHOLDERS' MEETING" is defined in Section 4.1.5.

     "AAA" is defined in SECTION 1.3.3.

     "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     "AGREED RATE" is defined in SECTION 1.3.3.

     "AGREEMENT" is defined in the first paragraph of this Agreement.

     "AMENDED AND RESTATED BY-LAWS" is defined in SECTION 3.1.2.

     "APPLICABLE LAW" means any law, order, rule or regulation applicable to A&M, any A&M Subsidiary or the Assets.

     "ASSETS" is defined in SECTION 1.1.

     "ASSIGNED CONTRACTS" is defined in SECTION 1.1.1(d).

     "ASSUMED LIABILITIES" is defined in SECTION 1.4.1.

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" is defined in SECTION 2.2.

     "BLUE SKY LAWS" is defined in SECTION 3.1.4.

     "BOARD" is defined in SECTION 3.1.3.

     "BUSINESS" is defined in the recitals hereto.

     "CERCLA" means the federal Comprehensive Environmental Response. Compensation and Liability act, 42 U.S.C. Sections 9601 et seq., as amended.

     "CLAIM DATE" is defined in SECTION 6.1.

     "CLOSING" is defined in SECTION 2.1.

     "CLOSING DATE" is defined in SECTION 2.1.

     "CLOSING WORKING CAPITAL" is defined in SECTION 1.3.3(a).

     "CLOSING WORKING CAPITAL STATEMENT" is defined in SECTION 1.3.3(a).

     "COBRA" means Consolidated Omnibus Budget Reconciliation Act, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" is defined in SECTION 3.1.3.

     "CONFIDENTIAL INFORMATION" is defined in SECTION 4.3.

     "CONFIDENTIALITY AGREEMENT" is defined in SECTION 8.7.

     "CONTRACTS" is defined in SECTION 1.1.1(d).

     "DGCL" is defined in SECTION 3.1.3.

     "ENVIRONMENTAL LAW" means any applicable federal, state, and local statute, regulation, ordinance, and administrative or judicial order and all common law relating to protection of public health and welfare or the environment, including, without limitation, those regulating hazardous substances, such as CERCLA, the Resource Conservation and Recovery Act, the Federal Clean Air and Clean Water Acts, and their state analogs, and those relating to the protection of environmentally sensitive areas.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESTIMATED WORKING CAPITAL" is defined in SECTION 1.3.3(a).

     "ESTIMATED WORKING CAPITAL STATEMENT" is defined in SECTION 1.3.3(a).

     "EXCHANGE ACT" is defined in SECTION 3.1.4.

     "EXCLUDED ASSETS" is defined in SECTION 1.1.2.

     "EXCLUDED CONTRACTS" is defined in SECTION 1.1.2.

     "EXCLUDED LIABILITIES" is defined in SECTION 1.4.2.

     "GOVERNMENTAL AUTHORITIES" is defined in SECTION 3.1.4.

     "HAZARDOUS SUBSTANCE" means "hazardous substance," "pollutant," or "contaminant," and "petroleum" and "natural gas liquids" as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, bioaerosols, radioactive materials, mold, and putrescible and infectious materials.

     "INDEMNITEE" is defined in SECTION 6.4.

     "INDEMNITOR" is defined in SECTION 6.4.

     "INDEPENDENT ACCOUNTING FIRM" is defined in SECTION 1.3.3(b).

     "INFORMATION STATEMENT" is defined in SECTION 3.1.8.

     "INSOLVENT" means, as to any Person, that the sum of such Person's debts is greater than the sum of such Person's property, at fair valuation.

     "INTERESTED PARTY" is defined in SECTION 4.3.

     "INVENTORY" is defined in SECTION 1.1.1(c).

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" is defined in SECTION 8.22.

     "LANDLORDS' CONSENTS" is defined in SECTION 2.2(a)(VIII).

     "LEASE ASSIGNMENTS" is defined in SECTION 2.2(a)(II).

     "LEASES" is defined in SECTION 1.1.1(d).

     "LICENSE AND LEASE AGREEMENT" is defined in SECTION 2.2(a)(IV).

     "LIENS" means mortgages, liens, security interests, pledges, easements, rights of first refusal, options, restrictions or encumbrances of any kind.

     "LOSSES" is defined in SECTION 6.4.

     "MATERIAL ADVERSE EFFECT" means in respect of any Person, any change in, or effect on such Person, or, in the case of the Sellers, the Business or the Assets, in each case taken as a whole, which is or is reasonably likely to be, materially adverse to the business, operations, assets, liabilities, financial condition of such Person taken as a whole or, in the case of the Sellers, the Business or the Assets, taken as a whole; provided, however, that in no event shall the inability of Purchaser to hire any employees of the Business at Closing, or the termination of employment of any employees of the Business prior to the Closing, constitute a Material Adverse Effect.

     "MATERIAL CASUALTY LOSS" is defined in SECTION 7.6.

     "NET WORKING CAPITAL" is defined in SECTION 1.3.3.

     "NOTICE OF CLAIM" is defined in SECTION 6.4.

     "PARENT" is defined in the first paragraph of this Agreement.

     "PARENT REPRESENTATIVES" is defined in SECTION 4.1.7.

     "PERMITS" is defined in SECTION 1.1.1(e)

     "PERMITTED LIENS" is defined in SECTION 3.1.10.

     "PERSON" is defined in SECTION 8.13.

     "PREFERRED STOCK" is defined in SECTION 3.1.3.

     "PREMISES" is defined in the recitals hereto.

     "PROXY STATEMENT" is defined in SECTION 3.1.8.

     "PURCHASER" is defined in the first paragraph of this Agreement.

     "PURCHASER LOSSES" is defined in SECTION 6.4.

     "PURCHASE PRICE" is defined in SECTION 1.3.1.

     "REQUISITE COMPANY VOTE" is defined in SECTION 3.1.3.

     "REQUIRED CONSENTS" is defined in SECTION 3.1.4.

     "RESTATED CERTIFICATE OF INCORPORATION" is defined in SECTION 3.1.2.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" is defined in SECTION 3.1.4.

     "SELLERS" is defined in the first paragraph of this Agreement.

     "SELLER LOSSES" is defined in SECTION 6.4.

     "SELLERS' DISCLOSURE SCHEDULE" is defined in SECTION 3.1.

     "SUBSIDIARY" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the capital stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions are at the time owned or controlled, directly or indirectly, through one or more Subsidiaries, by such Person.

     "SUBSIDIARY DOCUMENTS" is defined in SECTION 3.1.2.

     "TAXES" in the plural and "Tax" in the singular means all federal, state, local and foreign taxes, including income, employment (including Social Security, withholding and state disability), excise, property, franchise, gross income, real or personal property, ad valorem, sales, use, customs, duties, and other taxes, fees, assessments or charges of any kind, together with all interest, additions to tax and penalties relating thereto.

     "TAX RETURN" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD PARTY CLAIMS" is defined in SECTION 6.4.

     "TRANSFERRED EMPLOYEES" is defined in SECTION 7.1.

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "FIRST AMENDMENT"), is made and entered into as of this 16th day of December, 2003, by and among West 52nd Street, Inc., a Delaware corporation ("WEST 52ND"), CH-AM Acquisition, Inc., a Delaware corporation, ("CH-AM ACQUISITION" and together with West 52nd, the "SELLERS"), Angelo and Maxie's, Inc., a Delaware corporation ("A&M"), McCormick & Schmick Acquisition Corp., a Delaware corporation ("PARENT"), and McCormick & Schmick Restaurant Corp., a Delaware corporation ("PURCHASER" and collectively, Purchaser, Sellers, A&M and Parent are sometimes called the "PARTIES" and, individually, a "PARTY").

                                   WITNESSETH:

     WHEREAS, the Parties to this First Amendment entered into an Asset Purchase Agreement dated as of October 31, 2003 (the "PURCHASE AGREEMENT"); and

     WHEREAS, the Parties desire to amend the Purchase Agreement all on the terms and conditions set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants, representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

     1. Capitalized terms used but not defined in the body of this First Amendment have the respective meanings set forth in the Purchase Agreement or Annex 1 to the Purchase Agreement.

     2. Section 3.1.3 AUTHORITY RELATIVE TO THIS AGREEMENT is hereby deleted in its entirety and replaced with the following:

          "Each of A&M and Sellers has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by A&M and Sellers and the consummation by A&M and Sellers of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of A&M and Sellers, and no other corporate proceedings on the part of A&M or Sellers are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Directors of A&M (the "BOARD") has approved this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by A&M and Sellers and, assuming the due authorization, execution and delivery by Parent and Purchaser, as applicable, constitutes a legal, valid and binding obligation of A&M and Sellers, enforceable against each of them in accordance with its terms."

     3. Section 3.1.8 PROXY STATEMENT is hereby deleted in its entirety and replaced with the following: "Intentionally Omitted."

     4.   Section 3.1.9 VOTE REQUIRED is hereby amended to read as follows:

          "NO VOTE REQUIRED. No vote by the holders of any class or series of A&M 's capital stock is necessary (under the charter documents of A&M, the Delaware General Corporation Law (the "DGCL"), other Applicable Law or otherwise) to approve this Agreement and the transactions contemplated hereby."

     5. Section 3.2.4 PROXY STATEMENT is hereby deleted in its entirety and replaced with the following: "Intentionally Omitted."

     6. Section 4.1.4 PROXY STATEMENT is hereby deleted in its entirety and replaced with the following: "Intentionally Omitted."

     7. Section 4.1.5 STOCKHOLDER APPROVAL is hereby deleted in its entirety and replaced with the following: "Intentionally Omitted."

     8. Section 4.2.2 PROXY STATEMENT is hereby deleted in its entirety and replaced with the following: "Intentionally Omitted."

     9. Section 5.2.5 STOCKHOLDER APPROVAL is hereby deleted in its entirety and replaced with the following: "Intentionally Omitted."

     10. The Purchase Agreement is hereby amended by inserting the following new Section 7.8:

          "7.8 LIMITATION ON DIVIDENDS. A&M agrees that during the 12 months immediately following the Closing, it shall not distribute the Purchase Price to its stockholders in the form of a dividend or dividends other than (a) in connection with an A&M Dissolution, or (b) payment of regular dividends on A&M's preferred stock, par value $1.00 per share."

     11. Section 8.1 TERMINATION is hereby amended by deleting section 8.1(d) and inserting the following: "Intentionally Omitted."

     12. Section 8.6 EXPENSES; BROKERS is hereby amended by deleting the following language:

          "except the expenses incurred in connection with the printing, filing and mailing to stockholders of the Proxy Statement or Information Statement, as the case may be, and the solicitation of stockholder approvals shall be the sole responsibility of A&M."

     13. Annex 1 of the Purchase Agreement is hereby amended by (i) deleting the following definitions in their entirety: "A&M Stockholders' Meeting", "Common Stock", "Information Statement", "Preferred Stock" and "Proxy Statement" and (ii) amending the section reference for "DGCL" from "Section 3.1.3" to "Section 3.1.9."

     14. Notwithstanding the foregoing or anything contrary in the Purchase Agreement, the representations and warranties of Sellers and A&M in Section
3.1.3 and 3.1.9, as amended, shall survive the Closing until the first anniversary of the Closing Date.

     15. This First Amendment shall have the effect of amending the Purchase Agreement only to the extent expressly provided herein. All other terms and provisions of the Purchase Agreement which are not so amended shall remain in full force and effect.

     16. This First Amendment shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Illinois.

     17. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "Person" herein shall include an individual firm, corporation, partnership, trust, Governmental Authority or body, association, unincorporated organization or any other entity.

     18. The representations, warranties, covenants and agreements contained in this First Amendment are for the sole benefit of the Parties hereto, and they shall not be construed as conferring any rights on any other Persons.

     19. Any provision of this First Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability, and any such invalidity or unenforceability shall not invalidate or render unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     20. This First Amendment may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This First Amendment shall become binding when one or more counterparts taken together shall have been executed and delivered by the Parties. It shall not be necessary in making proof of this First Amendment or any counterpart hereof to produce or account for any of the other counterparts. The Parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures.

     21. The language used in this First Amendment shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and agreement, and no rule of strict construction shall be applied against any Party.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Parties have duly executed this First Amendment to Asset Purchase Agreement as of the day and year first above written.


                              WEST 52ND STREET, INC.

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              CH-AM ACQUISITION, INC.

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              ANGELO AND MAXIE'S, INC.

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              McCORMICK & SCHMICK ACQUISITION
                              CORP.

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              McCORMICK & SCHMICK RESTAURANT
                              CORP.

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------